Exhibit 3.2

Final

FIFTH AMENDED AND RESTATED BYLAWS

OF

NINE ENERGY SERVICE, INC.

A Delaware Corporation

Date of Adoption:

March 5, 2026

i

ii

FIFTH AMENDED AND RESTATED BYLAWS

OF

NINE ENERGY SERVICE, INC.

ARTICLE I
OFFICES

Section 1.01 Registered Office. The registered office of Nine Energy Service, Inc. (formerly NSC-Tripoint, Inc.) (the “Corporation”) required by the General Corporation Law of the State of Delaware (the “DGCL”) to be maintained in the State of Delaware, shall be the registered office named in the Certificate of Incorporation of the Corporation from time to time. The Certificate of Incorporation of the Corporation, as the same may be amended and/or restated from time to time, as herein referenced shall include any certificate of designations (each, a “Preferred Stock Designation”) relating to any series or class of Preferred Stock (collectively, the “Certificate of Incorporation”). Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

Section 1.02 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 2.01 Place of Meetings. All meetings of the stockholders shall be held at such place, if any, within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.

Section 2.02 Quorum; Voting; Adjournment of Meetings. Unless otherwise required by law or provided in the Certificate of Incorporation or these bylaws, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. At any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast. Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation), these bylaws or any law, rule or regulation applicable to the Corporation or its securities, in which case such other vote shall apply, at each meeting of stockholders at which a quorum is present, all corporate actions (other than the election of directors) to be taken by vote of the stockholders shall be authorized by the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter, and where a separate vote by a class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be authorized by the affirmative vote of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting in accordance with the DGCL. Except as otherwise permitted or required by law, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.03 Annual Meetings. An annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, within or without the State of Delaware, on such date, and at such time as the Board shall fix and set forth in the notice of the meeting. The Board may postpone, reschedule or cancel any annual meeting of the stockholders previously scheduled by the Board.

Section 2.04 Special Meetings. Subject to the rights of the holders of any outstanding series of Preferred Stock and to the requirements of the DGCL, special meetings of stockholders of the Corporation may be called only (a) by the Chair of the Board, (b) by the Chief Executive Officer, (c) by the Board pursuant to a resolution adopted by the Board, or (d) by the Secretary of the Corporation upon the written request of one or more stockholders of record who collectively own at least twenty percent (20%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors as of the date such request is delivered to the Secretary. Any business transacted at any special meeting of stockholders shall be limited to the matters properly brought before the meeting pursuant to the Corporation’s notice of meeting. Notwithstanding the foregoing, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately as a series, to elect directors pursuant to the terms of such series, such holders may call, pursuant to the terms of the applicable certificate of designation, special meetings of the holders of such series.

Section 2.05 Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 2.06 Notice of Meetings. Notice of the place, if any, date and hour of all meetings, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications (if applicable), and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board (if any), the President or the Secretary to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting, unless otherwise provided by law, the Certificate of Incorporation or these bylaws. Such notice may be delivered personally by mail or by electronic transmission in the manner provided in Section 232 of the DGCL. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 2.07 Notice of Stockholder Business and Nominations.

(a) A stockholder may properly bring nominations or other business before an annual or special meeting, as applicable, only if the stockholder, at the time of giving of notice provided for in this Section 2.07, is a stockholder of record and is entitled to vote at such meeting and complies with the notice procedures set forth in this Section 2.07 (such stockholder, a “Proposing Stockholder”). Such Proposing Stockholder shall give timely notice of such nominations or other business (a “Proposing Stockholder Notice”) in proper written form to the secretary of the Corporation setting forth the information required by Section 2.07(b) hereof, and any such other business must be a proper subject for stockholder action under the DGCL. To be timely, a Proposing Stockholder Notice must be received by the secretary at the principal executive offices of the Corporation:

(i) in the case of an annual meeting of stockholders, no later than the close of business on the 90th day nor earlier than the 120th day prior to the anniversary date of the prior year’s annual meeting of stockholders; provided however, that if the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than sixty (60) days from such anniversary date, such notice must be received not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; and

(ii) in the case of a special meeting of stockholders, not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of the special meeting is first made.

In no event shall the adjournment or postponement of an annual or special meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a Proposing Stockholder Notice. Notwithstanding the foregoing, in the case of a special meeting of the stockholders, nominations of persons for election to the Board may be made only if the election of directors is specified as a purpose of the meeting in the Corporation’s notice of meeting (or, if such special meeting is called by stockholders pursuant to the Certificate of Incorporation, in the stockholder request for such meeting). No stockholder shall be permitted to bring any other nomination or business before a special meeting of stockholders.

(b)  To be in proper written form, a Proposing Stockholder’s notice shall set forth and include:

(i)  as to each person, if any, whom the Proposing Stockholder proposes to nominate for election or reelection as a director:

(A) such nominee’s residence and business addresses and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder,

(B)  such nominee’s written consent to (i) being named as a nominee in the Corporation’s proxy statement and proxy card and to serving as a director if elected and (ii) the public disclosure of information provided pursuant to this Section 2.07(b)(i),

(C) the class or series and number of shares of stock of the Corporation owned beneficially and of record by such nominee and any Associated Person of such nominee as of the date of the notice, including the date of each purchase, the number of shares purchased and per share purchase price paid on each such date,

(D) the name of each record holder of shares of all stock of the Corporation owned beneficially but not of record by such nominee or any Associated Person of such nominee, and the class or series and number of such shares of stock of the Corporation so held by such record holder, including the date of each purchase, the number of shares purchased and per share purchase price paid on each such date, and a calculation of the weighted average of the purchase prices in paragraph (C) and this paragraph (D),

(E) the Derivative Ownership Information with respect to such nominee and any Associated Person of such nominee,

(F) the Nominee Independence Information with respect to such nominee,

(G) the representations, agreements and other information of such nominee required by Section 3.02 of these bylaws, and

(H) the Proposing Stockholder’s agreement that it will provide Applicable Updates of the information provided pursuant to each item of this Section 2.07(b)(i).

(ii) as to any other business that the Proposing Stockholder proposes to bring before the meeting, (A) a brief description of such business including, if applicable, the text of any resolutions proposed for consideration, (B) the reasons for conducting such business at the meeting, and (C) a description of any substantial interest such Proposing Stockholder, any other Proposing Person or their respective Representatives may have in such business.

(iii)  as to each Proposing Person:

(A) the name and address of the Proposing Stockholder, as they appear on the Corporation’s books, and the name and address of each other Proposing Person,

(B) the class or series and number of shares of stock of the Corporation owned of record by each Proposing Person, including the date of each such purchase, the number of shares purchased and the per share purchase price paid on each such date,

(C) the name of each record holder of shares of all stock of the Corporation owned beneficially but not of record by each Proposing Person, and the class or series and number of such shares of stock of the Corporation so held by each such record holder, including the date of each such purchase, the number of shares purchased, per share purchase price paid on each such date and a calculation of the weighted average of the purchase prices in paragraph (B) and this paragraph (C),

(D) a representation that the Proposing Stockholder intends to be present in person or by proxy at the meeting to propose such nomination or other business,

(E) a description of each Solicitation Related Contract to which one or more Proposing Persons is party, which description shall include the number and type of securities that are the subject of such Solicitation Related Contract and the name and address of each party to each such Solicitation Related Contract,

(F) (i) a description of any contacts that resulted in, or were reasonably likely to result in, (x) an agreement regarding voting, financial support or coordination, (y) a commitment of financial support or (z) the sharing of material non-public information regarding the Proposing Stockholder’s Platform or the Corporation between or among a Proposing Person (or any employee, officer or director of a Proposing Person) and any other stockholders of the Corporation in connection with or relating to any proposal or nomination set out in the Proposing Stockholder Notice or in connection with or relating to any Proposing Person’s Platform (as defined below), in each case, from the date three (3) months prior to the date of the Proposing Stockholder Notice until the earlier of the Proposing Stockholder making filings under Rule 14a-12 promulgated under the Exchange Act or filing a preliminary or definitive proxy statement (or Form S-4) in accordance with Rule 14a-3 promulgated under the Exchange Act, (ii) to the extent not previously disclosed pursuant to Rule 14a-12 promulgated under the Exchange Act, a copy of any presentations, analyses or other material information presented to any such stockholder or investor in connection with or pursuant to any such contacts, (iii) a detailed description of any material expression of financial support made by any stockholder or potential investor to any Proposing Person (including any indication by any stockholder or investor as to whether it intends or is likely to purchase or borrow additional shares of the Corporation and/or to vote shares held, borrowed or purchased by it in favor of the Proposing Stockholder’s proposal or nomination), and (iv) the identity of any such other stockholder or potential investor, and, to the extent available to any Proposing Person, the number and type of securities of the Corporation held by each such other stockholder or investor, or which may be voted by each such other stockholder or investor,

(G) the Derivative Ownership Information with respect to each Proposing Person,

(H) in the event the Proposing Stockholder seeks to nominate candidates for election to the Board, a description of any plans, proposals or policies that the Proposing Persons will seek to have the Corporation adopt, including, without limitation, any plans, proposals or policies of the type described in Item 4 of Schedule 13D promulgated under the Exchange Act (the “Proposing Stockholder’s Platform”), any costs associated with, or impediments to, implementing the Proposing Stockholder’s Platform, and a copy (or a detailed summary) of any material analysis or projection performed by or on behalf of any Proposing Person with respect to the Proposing Stockholder’s Platform and with respect to any material alternative potential plans, proposals or policies reviewed by the Proposing Persons, including any material analysis or projection performed with respect to the anticipated effect of the Proposing Stockholder’s Platform (or the effect of any material alternative potential plans, proposals or policies reviewed) on the price of the stock of the Corporation, on the Proposing Stockholder’s investment returns or on any other financial metrics of the Corporation,

(I) a description of any other substantial financial interest, direct or indirect, of any Proposing Person in the nomination or business proposed by the Proposing Stockholder that is not shared pro rata by all stockholders,

(J) a representation as to whether any Proposing Person intends to engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation (as defined in Instruction 3 to Rule 14a-101, Item 4, promulgated under the Exchange Act) and whether such person or group intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder,

(K) in the event any Proposing Person or group of Proposing Persons intends to solicit proxies in support of director nominees other than the Corporation’s nominees, a statement whether such person or group intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees,

(L) the Proposing Stockholder’s agreement that it will provide Applicable Updates of the information provided pursuant to each item of this Section 2.07(b)(iii).

(iv)  as to each Proposing Person, the written consent of such Proposing Person to the public disclosure by the Corporation of information provided pursuant to this Section 2.07(b).

(c) To be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to this Section 2.07, a person must deliver (in accordance with the time periods prescribed for delivery of notice under paragraph (a) of this Section 2.07) to the secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request by a stockholder of record identified by name within five business days of such request) and a written representation and agreement (in the form provided by the secretary upon written request by a stockholder of record identified by name within five business days of such request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; and (D) in such person’s individual capacity and on behalf of any Proposing Stockholder on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation.

(d) Only those persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as directors at any meeting of stockholders, subject to the rights of holders of any series of Preferred Stock. At a meeting of stockholders, only such other business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures set forth herein. If it is determined in accordance with these bylaws that a notice does not satisfy the applicable requirements, the Chairman of the Board or Secretary shall so declare and any such nomination or other business shall not be introduced at such meeting of stockholders, notwithstanding that proxies in respect of such matters may have been received. If as a result of any such determination there is no nomination or other business that may be properly introduced at such meeting of stockholders, the Board, in its discretion, may cancel the meeting. If it is determined in accordance with these bylaws that any nomination or other business has not been brought before a meeting in compliance with the requirements of these bylaws (including if the Proposing Stockholder does not provide any required Applicable Updates to the Corporation), the chairman of the meeting shall have the power and duty to declare that such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received. Notwithstanding the foregoing provisions of this Section 2.07, a stockholder giving notice of nominations or other business pursuant to this Section 2.07 shall also comply with all applicable requirements of the DGCL and the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Rule 14a-9, Rule 14a-12, and Rule 14a-19 promulgated under the Exchange Act. Without limiting the generality of the foregoing, unless otherwise required by law, if such stockholder (x) (i) provides notice pursuant to Rule 14a-19(b), and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) or (y) violates Rule 14a-9 or Rule 14a-12, then, in each case, the Corporation shall disregard any proxies or votes solicited for any persons nominated by such stockholder. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Notwithstanding the foregoing provisions of this Section 2.07, if a Proposing Stockholder (or a qualified representative of the Proposing Stockholder) is not present at the meeting of stockholders to make a nomination or propose other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote have been received by the Corporation. For purposes of this Section 2.07, to be considered a qualified representative of the Proposing Stockholder, a person must be a duly authorized officer, manager or partner of such Proposing Stockholder or authorized by a writing executed by such Proposing Stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such Proposing Stockholder stating that such person is authorized to act for such Proposing Stockholder as proxy at the meeting of stockholders. In the event that a qualified representative of the Proposing Stockholder will appear at the annual meeting of stockholders to make a nomination or propose business, the Proposing Stockholder must provide notice of the designation, including the identity of the representative, to the Corporation at least forty-eight (48) hours prior to such meeting. Where a Proposing Stockholder fails to provide such notice of designation to the Corporation within the required timeframe, such Proposing Stockholder must appear in person to present his, her or its nomination or proposed business at the annual meeting or such nomination shall be disregarded and such proposed business shall not be transacted as provided for above.

(e) The Corporation may also require, as a condition to any such nomination or other business being deemed properly brought before a meeting of stockholders, any Proposing Stockholder or a Proposing Stockholder’s director nominee to furnish to the secretary, within five business days of such request, such other information as may be reasonably requested by the Board or Corporation, to determine whether a Proposing Stockholder’s director nominee is qualified under the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director or independent director of the Corporation.

(f) For purposes of this Section 2.07,

(i) “Affiliate” of a person means any other person that directly or indirectly (including through one or more intermediaries) controls, is controlled by, or is under common control with such person.

(ii) “Applicable Update” with respect to any category of information required to be provided pursuant to Section 2.07 in connection with a meeting means a notice to the Corporation in writing (A) within five (5) business days after the record date for notice of such meeting of any change in such information as of such record date and (B) within two (2) business days of any change in such information that occurs after such record date; provided that neither this paragraph nor any other section of these bylaws shall (i) limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, (ii) extend any applicable deadlines hereunder or (iii) enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.

(iii) “Associated Person” of a person means any person that is an associate of such person within the meaning of Rule 14a-1(a) under the Exchange Act.

(iv) “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

(v) “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the corporation, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day.

(vi) “Compensation Arrangement” means any direct or indirect compensatory, reimbursement, indemnification, payment or other financial agreement, arrangement or understanding between an nominee and any person other than the Corporation in connection with such nominee’s candidacy, nomination, or service as a director of the Corporation other than indemnification and reimbursement agreements that provide only for indemnification and reimbursement relating to the candidacy and nomination of such nominee, which agreement has been disclosed to the Corporation.

(vii) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of securities, by contract, or otherwise.

(viii) “Derivative Ownership Information” with respect to any nominee or Proposing Person means:

(A) A complete listing of each derivative instrument, put, call, forward sale agreement, forward purchase agreement, swap, total return swap, option, warrant, short sale, stock borrowing or lending arrangement or agreement, hedge, profit interest, convertible or exchangeable instrument, non-recourse or limited recourse financing arrangement, or any similar agreement, instrument, transaction arrangement or understanding of any kind (i) which has been entered into by or on behalf of such nominee (or any Associated Person of such nominee) or such Proposing Person or of which such nominee (or any Associated Person of such nominee) or Proposing Person is a direct or indirect beneficiary or obligor and (ii) (a) the value of which is in whole or in part based upon or determined by reference to, the value of the stock or other securities of the Corporation, or (b) with respect to any financing arrangement (regardless of how such arrangement is documented) which is directly or indirectly secured, on a non-recourse or limited recourse basis by stock or other securities of the Corporation (any such agreement, transaction, arrangement, instrument or understanding a “Derivative”).

(B) With respect to each Derivative, a description of:

(1) any voting rights associated with, arising from or transferred by such Derivative, including, if applicable, any agreement, arrangement, understanding or relationship granting a right or opportunity to vote or direct the vote of any stock that is the subject of, used as a reference security in, or held as a hedge or security by the counterparty for such Derivative (including any agreement, arrangement, or understanding that the counterparty will physically hedge, in whole or in part, its exposure under the Derivative),

(2) the name and address of the counterparty to such Derivative, the date such Derivative was entered into, the date on which the Derivative will expire, terminate or be subject to renewal or repricing, the economic terms of the Derivative, and if applicable, the notional number of shares of stock of the Corporation with respect to such Derivative, and

(3) a plain English description of the purpose of entering into the Derivative (e.g., whether the Derivative was entered into in order to mitigate potential losses in the event of a decrease in the Corporation’s stock price, to amplify profits from a stock price increase, to profit from a stock price decrease, to obtain voting rights, to decrease any costs that would arise from owning stock outright or otherwise transfer the economic consequences of ownership, to limit reporting requirements, etc.), the potential dollar amount of protection or gain associated with such Derivative (to the extent relevant, using such assumptions with respect to stock price movements and time horizons as were analyzed or modelled by such nominee (or its Associated Persons) or Proposing Person in deciding to enter into such Derivative), and a plain English description of the overall effect of the Derivative in differentiating the economic or other interests of the Proposing Persons from those of a long-only stockholder.

(ix) “Interested Affiliate” of a person means an Affiliate of such person that directly or indirectly participates in, shares information regarding, cooperates with, benefits from or provides services in connection with the nomination or business proposed in the Proposing Stockholder Notice.

(x) “Manager” of a person means each officer, director, partner, member, manager (or person holding a similar position) of such person (other than passive limited partners or members with no managerial authority).

(xi) “Nominee Independence Information” means with respect to any person proposed to be nominated as a director of the Corporation:

(A) a description of any employment, consulting or similar agreement, arrangement, understanding or relationship between such nominee (or his or her Associated Persons) and any Proposing Person that has been entered into at any time in the five (5) year period prior to the date of the Proposing Stockholder Notice, including a description of any compensation of any kind received or payable thereunder,

(B) a listing of directorships or similar positions to which such nominee has been nominated or appointed by a Proposing Person in the five (5) year period prior to the date of the Proposing Stockholder Notice, and a description of any fees, expenses or other compensation or reimbursement paid or payable to such nominee (or his or her Associated Persons) in respect thereof,

(C) any investment of any type made by or on behalf of such nominee (or his or her Associated Persons) in any entity controlled by any Proposing Person, or made by a Proposing Person in any Associated Person of such nominee, or any joint or co-investments made by such nominee (or any of his or her Associated Persons) and any Proposing Person, regardless of whether such investment was made in cash, for services rendered or otherwise,

(D) a description of any family or any other material relationship between (x) the nominee (and his or her Associated Persons) and (y) any Proposing Person,

(E) a description of any agreement, arrangement or understanding between the nominee and any person or entity (including the Proposing Persons) as to how such nominee, if elected, will act or vote on any issue or question and any Compensation Arrangement in connection with such nominee’s candidacy, nomination for director and/or service as director,

(xii) “participant” shall have the meaning set forth in Rule 14a-101, Item 4, Instruction 3(a) with respect to a participant in any solicitation made in connection with a Proposing Stockholder Notice.

(xiii) “person” means any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(xiv) “Proposing Person” means: (i) each member of the Proposing Stockholder Group, and (ii) each stockholder of the Corporation or Derivative holder that has entered into a Solicitation Related Contract with any member of the Proposing Stockholder Group, together with each Interested Affiliate of such stockholder or Derivative holder, and each Manager of such stockholder, Derivative holder or Interested Affiliate.

(xv) “Proposing Stockholder Group” means the Proposing Stockholder, its Interested Affiliates and their respective Managers.

(xvi) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(xvii) “Solicitation Related Contract” means any contract, arrangement or understanding with respect to the nomination or other business set forth in the Proposing Stockholder Notice including, without limitation, any contract, arrangement or understanding relating to acquiring, holding, voting or disposing of any shares of stock or other securities of the Corporation (including Derivatives).

(xviii) Shares of the Corporation shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder.

(g) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Nothing in this Section 2.07 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.08 Stock List. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.08 or to vote in person or by proxy at any meeting of stockholders.

Section 2.09 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots, if any, shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after three years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

Section 2.10 Elections; Inspectors. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his, her or its name on the record date for stockholders entitled to vote at the meeting. Shares registered in the name of another entity, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such entity may prescribe, or in the absence of such provision, as the board of directors (or comparable body) of such entity may determine. Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

At any meeting of the stockholders, the Board or the chairman of the meeting may, and shall if required by law, appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspector shall receive the ballots, if any, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Section 2.11 Order of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.12 No Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, no action that is permitted or required to be taken at a meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders.

Section 2.13 Meeting by Remote Communications. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III
BOARD OF DIRECTORS

Section 3.01 Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board, and subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the Corporation.

The number of directors which shall constitute the whole Board shall be not less than 3 and not more than 15 and shall be determined from time to time by resolution of the Board (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board). Each director shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

Section 3.02 Qualification and Election of Directors.

(a) All directors of the Corporation shall be natural persons, but need not be residents of Delaware or stockholders of the Corporation. Except in the case of vacancies, directors shall be elected by the stockholders. The Board shall establish the retirement policy for directors.

(b) Within the time period specified in these bylaws for providing the applicable nomination, each nominee for election as a director of the Corporation must deliver to the secretary of the Corporation a written representation and agreement that such person (i) understands his or her duties as a director under the DGCL and agrees to act in accordance with those duties while serving as a director, (ii) if elected as a director of the Corporation, will comply with all applicable laws and stock exchange listing standards and the Corporation’s publicly disclosed policies and guidelines applicable to directors, and (iii) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(c) At the request of the Corporation, each nominee for election as a director of the Corporation must submit to the secretary of the Corporation all completed and signed questionnaires required of directors and officers.

(d) In the event that any information or communications provided by a nominee, or any Proposing Person, to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee or Proposing Person shall promptly notify the secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

Section 3.03 Quorum. Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.04 Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the Board business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his or her absence by the President, or by resolution of the Board.

Section 3.05 First Meeting. The Board may hold a meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place, if any, as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board shall proceed to the election of the officers of the Corporation.

Section 3.06 Regular Meetings. Regular meetings of the Board shall be held at such times and places, if any, as shall be designated from time to time by resolution of the Board. A notice of each regular meeting shall not be required.

Section 3.07 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board (if any), the President or, on the written request of any two directors, by the Secretary, in each case on at least 24 hours’ notice to each director. Such notice, or any waiver thereof pursuant to Section 7.02 of these bylaws, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these bylaws.

Section 3.08 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition (an “Emergency”), as a result of which a quorum of the Board or a standing committee of the Board cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate. Without limiting the foregoing, during any Emergency, the Corporation, the Board and the officers may exercise any authority and take any action or measure permitted by Section 110 of the DGCL.

Section 3.09 Removal. Any director or the entire Board may be removed from office at any time, with or without cause, by the holders of a majority of the shares outstanding and entitled to vote thereon.

Section 3.10 Vacancies; Increases in the Number of Directors. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office and entitled to vote thereon, although less than a quorum, or a sole remaining director; and any director so chosen to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor or until his or her earlier death, resignation, retirement, disqualification or removal.

Any directors elected to fill vacancies or newly created directorships shall hold office until their successors shall be duly elected and shall qualify.

Section 3.11 Compensation. The Board, or any committee designated by the Board, shall have the authority to fix the compensation of directors.

Section 3.12 Action Without a Meeting; Telephone Conference Meeting. Any action required or permitted to be taken at any meeting of the Board, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the board or committee in the same paper or electronic form as the minutes are maintained. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board or a committee, as the case may be, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board, or members of any committee designated by the Board, may participate in a meeting of such Board or committee, as the case may be, by means of a conference telephone or other communications equipment by means of which all persons participating in the meetings can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV
COMMITTEES

Section 4.01 Designation; Powers. The Board may, by resolution passed by the Board, designate one or more committees, including, if the Board shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board in reference to (i) approving, adopting, or recommending to the stockholders, any action expressly required by the DGCL to be submitted to the stockholders for approval (other than the election or removal of directors); or (ii) adopting, amending or repealing any bylaw of the Corporation. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 4.02 Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.01 shall choose its own chairman unless previously appointed by the Board, shall keep regular minutes of its proceedings and report the same to the Board when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places, if any, as may be provided by such rules, or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.03 Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

ARTICLE V
OFFICERS

Section 5.01 Number, Titles and Term of Office. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary and, if the Board so elects, a Chairman of the Board and such other officers as the Board may from time to time elect or appoint. Each officer shall hold office until his or her successor shall be duly elected and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officer need be a director.

Section 5.02 Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board, or any committee designated by the Board, or, if such power is expressly delegated to any officers of the Corporation, by such officers.

Section 5.03 Removal. Any officer or agent elected or appointed by the Board may be removed, either with or without cause, by the vote of a majority of the Board at a special meeting called for the purpose, or at any regular meeting of the Board, provided the notice for such meeting shall specify that the matter of any such proposed removal will be considered at the meeting but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.04 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board.

Section 5.05 Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be an officer of the Corporation. Subject to the control of the Board and the executive committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incidental to such responsibilities; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him or her by the Board.

Section 5.06 Powers and Duties of the Chairman of the Board. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board; and he or she shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board.

Section 5.07 Powers and Duties of the President. Unless the Board otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and, unless the Board otherwise determines, he or she shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he or she be a director) of the Board; and he or she shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board.

Section 5.08 Powers and Duties of the Vice Presidents. In the absence of the President, or in the event of his or her inability or refusal to act, a Vice President appointed and designated by the Board shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of a Vice President to perform the duties of the President, or in the event of his or her absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 5.09 Powers and Duties of the Chief Financial Officer. Unless the Board otherwise determines, the Chief Financial Officer, if any, shall have responsibility for the general executive charge, management and control of the financial affairs and business of the Corporation and, jointly with the Treasurer, shall have custody and control of all the funds and securities of the Corporation; and he or she shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board.

Section 5.10 Powers and Duties of the Treasurer. The Treasurer, jointly with the Chief Financial Officer (if any shall be appointed), shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he or she shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board. He or she shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board; and he or she shall, if required by the Board, give such bond for the faithful discharge of his or her duties in such form as the Board may require.

Section 5.11 Powers and Duties of the Assistant Treasurers. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 5.12 Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board, committees of directors and the stockholders, in books provided for that purpose; he or she shall attend to the giving and serving of all notices; he or she may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he or she shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board.

Section 5.13 Powers and Duties of the Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 5.14 Action with Respect to Securities of Other Entities. Unless otherwise directed by the Board, the Chief Executive Officer or an officer or agent delegated by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity.

ARTICLE VI
CAPITAL STOCK

Section 6.01 Uncertificated Shares; Certificates. The shares of the Corporation shall be uncertificated, provided, however, that the Board may provide by resolution that some or all of any class or series of stock shall be represented by certificates. Each holder of shares represented by certificates shall be entitled to a certificate representing the number of shares registered in certificated form, signed by, or in the name of, the Corporation by any two authorized officers of the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile or by other means of electronic reproduction. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile or electronically reproduced signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares represented by such certificate.

Section 6.02 Transfer of Shares. Subject to the provisions of the Certificate of Incorporation, these bylaws and any applicable agreements regarding the transfer of stock, shares of stock of the Corporation shall be transferable only on the books of the Corporation in accordance with applicable law. Transfers of shares represented by certificates shall be effected upon surrender of the certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. Transfers of uncertificated shares shall be effected upon receipt of proper transfer instructions from the registered holder thereof in accordance with applicable law and the procedures established by the Corporation or its transfer agent.

Section 6.03 Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 6.04 Regulations Regarding Certificates. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 6.05 Lost or Destroyed Certificates. The Corporation may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his, her or its legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.01 Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board. Absent any determination to the contrary by the Board, the fiscal year of the Corporation shall end on December 31.

Section 7.02 Notice and Waiver of Notice.

(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

(b) Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the Corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the Corporation.

(c) Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 7.02(c), shall be deemed to have consented to receiving such single written notice.

(d) Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these bylaws.

Section 7.03 Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time, or upon the happening of an event, specified therein, or if no such time or event be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 7.04 Facsimile or Electronic Signatures. In addition to the provisions for the use of facsimile or electronic signatures elsewhere specifically authorized in these bylaws, facsimile or electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board.

Section 7.05 Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board or by any such committee, or in relying in good faith upon other records of the Corporation.

ARTICLE VIII
AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereon; or (b) by the Board.